LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017 and 2016

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Lazy Days’ R.V. Center, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lazy Days’ R.V. Center, Inc. and Subsidiaries (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Marcum LLP

/s/ Marcum LLP

We have served as the Company’s auditor since 2017.

Melville, NY

March 21, 2018

F-1

LAZYDAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands)

	As of
	December 31,
	2017	2016
ASSETS
Current assets
Cash	$13,292	$4,158
Receivables, net of allowance for doubtful accounts of $1,013 and $705 at December 31, 2017 and December 31, 2016, respectively	19,911	13,686
Inventories	114,170	124,067
Income tax receivable	-	1,327
Prepaid expenses and other	2,062	3,241
Total current assets	149,435	146,479

Property and equipment, net	45,669	48,448
Goodwill	25,216	25,216
Intangible assets, net	25,862	26,606
Deferred tax asset	144	-
Other assets	219	395
Total assets	$246,545	$247,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$25,181	$23,037
Income tax payable	1,536	-
Contingent liability, current portion	667	1,333
Financing liability, current portion	595	465
Floor plan notes payable, net of debt discount	104,976	95,682
Revolving line of credit	-	3,000
Long-term debt, current portion	1,870	1,871
Total current liabilities	134,825	125,388
Long term liabilities
Long term debt, non-current portion, net of debt discount	7,207	8,986
Financing liability, non-current portion, net of debt discount	53,680	54,183
Contingent liability, non-current portion	-	667
Deferred tax liability	-	886
Total liabilities	195,712	190,110

Stockholders’ Equity

Preferred stock, $0.001 par value 150,000 shares authorized: Senior Preferred Stock, convertible and 8% cumulative dividend; 10,000 shares designated; -0- and 10,000 shares issued and outstanding; liquidation preference $0 and $10,000 at December 31, 2017 and December 31, 2016, respectively	-	-
Common stock, $0.001 par value; 4,500,000 shares authorized; 3,333,331 and 1,000,000 shares issued and 3,333,166 and 999,835 shares outstanding at December 31, 2017 and December 31, 2016, respectively	3	1
Additional paid-in capital	49,756	49,261
Treasury stock, 165 shares, at cost	(11)	(11)
Retained earnings	1,085	7,783
Total stockholders’ equity	50,833	57,034
Total liabilities and stockholders’ equity	$246,545	$247,144

See accompanying notes to consolidated financial statements.

F-2

LAZYDAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollar amounts in thousands)

	For the Years Ended,
	December 31,
	2017	2016
Revenues
New and pre-owned vehicles	$546,385	$500,772
Parts, service and other	68,453	64,577
Total revenue	614,838	565,349

Cost of revenues
New and pre-owned vehicles	472,318	435,122
Parts, service and other	15,383	13,045
Total cost of revenues	487,701	448,167

Gross profit	127,137	117,182

Selling, general, and administrative expenses	105,096	97,614
Income from operations	22,041	19,568
Other income/expenses
Gain on sale of property and equipment	98	-
Interest expense	(8,752)	(7,274)
Income before income tax expense	13,387	12,294
Income tax expense	(5,085)	(4,511)
Net income	$8,302	$7,783

See accompanying notes to consolidated financial statements.

F-3

LAZYDAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Dollar amounts in thousands)

	Preferred Stock		Common Stock		Treasury Stock		Additional Paid-In	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance - December 31, 2015	10,000	$-	1,000,000	$1	$165	$(11)	$49,248	$-	$49,238
Net income	-	-	-	-	-	-	-	7,783	7,783
Stock-based compensation	-	-	-	-	-	-	13	-	13
Balance - December 31, 2016	10,000	-	1,000,000	1	165	(11)	49,261	7,783	57,034
Net income	-	-	-	-	-	-	-	8,302	8,302
Conversion of preferred stock	(10,000)	-	2,333,331	2	-	-	(2)	-	-
Stock-based compensation	-	-	-	-	-	-	497	-	497
Dividends	-	-	-	-	-	-	-	(15,000)	(15,000)
Balance - December 31, 2017	-	$-	3,333,331	$3	$165	$(11)	$49,756	$1,085	$50,833

See accompanying notes to consolidated financial statements.

F-4

LDRV HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	For the Years Ended,
	December 31,
	2017	2016
Cash Flows From Operating Activities
Net income	$8,302	$7,783
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock based compensation	497	13
Bad debt expense	422	270
Depreciation and amortization of property and equipment	5,286	4,510
Amortization of intangible assets	744	746
Amortization of debt discount	371	240
Gain on sale of property and equipment	(98)	-
Deferred income taxes	(1,030)	(1,449)
Changes in operating assets and liabilities:
Receivables	(6,647)	1,580
Inventories	9,823	(9,505)
Prepaid expenses and other	1,179	(487)
Income tax receivable/payable	2,863	(11,736)
Other assets	176	(29)
Accounts payable, accrued expenses and other liabilities	2,168	455

Total Adjustments	15,754	(15,392)

Net Cash Provided By (Used In) Operating Activities	24,056	(7,609)

Cash Flows From Investing Activities
Proceeds from sale of property and equipment	249	-
Purchases of property and equipment	(2,584)	(6,476)

Net Cash Used In Investing Activities	(2,335)	(6,476)

Cash Flows From Financing Activities
Net borrowings under floor plan	9,208	195
Net repayments under revolver line of credit	(3,000)	(3,500)
Repayments under long term debt	(1,858)	(1,886)
Repayments of financing liability	(465)	-
Payment of contingent liability - RV America acquisition	(1,333)	-
Loan issuance costs	(139)	(260)
Dividend distribution	(15,000)	(44,498)

Net Cash Used In Financing Activities	(12,587)	(49,949)

Net Increase (Decrease) In Cash	9,134	(64,034)

Cash - Beginning	4,158	68,192

Cash - Ending	$13,292	$4,158

F-5

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar amounts in thousands)

(Continued)

	For the Years Ended,
	December 31,
	2017	2016
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$8,332	$6,966
Cash paid during the year for income taxes net of refunds received	$3,325	$17,664

Non-Cash Investing and Financing Activities
Rental vehicles transferred to inventory, net	$74	$1,164
Conversion of preferred stock into common stock	$2	$-

See accompanying notes to consolidated financial statements.

F-6

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 1 – NATURE OF OPERATIONS

Through its subsidiaries, Lazy Days’ R.V. Center, Inc. sells and services new and pre-owned recreational vehicles, sellsrelated parts and accessories, and rents recreational vehicles from five locations, one in the state of Florida, one in the state of Arizona and three in the state of Colorado. It also offers to its customers such ancillary services as extended service contracts, overnight campground and restaurant facilities. The Company also arranges financing for vehicle sales through third-party financing sources.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of Lazy Days’ R.V. Center, Inc. (“Lazy Days”), a Delaware Corporation, and its wholly owned subsidiary LDRV Holdings Corp. LDRV Holdings Corp is the sole owner of Lazydays Arizona, LLC, Lazydays Land Holdings, LLC, Lazydays Tampa Land Holdings, LLC, Lazydays RV America, LLC, Lazydays RV Discount, LLC, and Lazydays Mile Hi RV, LLC (collectively, the “Company”). All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the assumptions used in the valuation of goodwill and other intangible assets, provision for charge-backs, inventory write-downs and the allowance for doubtful accounts.

Reclassifications

Certain prior year amounts have been reclassified in order to conform to the current year presentation. These reclassifications had no effect on the previously reported net income.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments purchased with a maturity date of three months or less to be cash equivalents. The carrying value amount approximates fair value because of the short-term maturity of these instruments. Cash consists of business checking accounts with its bank, the first $250 of which is insured by the Federal Deposit Insurance Corporation. There are no cash equivalents as of December 31, 2017 or 2016.

F-7

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) fees are fixed or determinable, and (4) the collection of related accounts receivable is probable.

Revenue from the sale of vehicles is recognized on delivery, transfer of title and completion of financing arrangements. Revenue from parts sales and service is recognized on delivery of the service or product.

Revenue from rental of vehicles is recognized pro rata over the period of the rental agreement. The rental agreements are generally short-term in nature. Revenue from rentals is included in parts, service, and other revenue on the accompanying statements of income.

The Company receives commissions from the sale of insurance and vehicle service contracts to customers. In addition, the Company arranges financing for customers through various financial institutions and receives commissions. The Company may be charged back (“charge-backs”) for financing fees, insurance or vehicle service contract commissions in the event of early termination of the contracts by the customers. The revenues from financing fees and commissions are recorded at the time of the sale of the vehicles and an allowance for future charge-backs is established based on historical operating results and the termination provision of the applicable contracts. The Company recognized finance and insurance revenues of $29,848 and $29,044, net of chargebacks of $2,661 and $1,911, during the years ended December 31, 2017 and 2016, respectively. The Company has an accrual for charge-backs which totaled $2,373 and $1,790 at December 31, 2017 and 2016, respectively, and is included in other current liabilities on the accompanying consolidated balance sheets.

Deposits on vehicles received in advance are accounted for as a liability and recognized into revenue upon completion of each respective transaction.

Occupancy Costs

As a retail merchandising organization, the Company has elected to classify occupancy costs as selling, general and administrative expense in the consolidated statements of income.

Shipping and Handling Fees and Costs

The Company reports shipping and handling costs billed to customers as a component of revenues, and related costs are reported as a component of costs applicable to revenues. For the years ended December 31, 2017 and 2016, $2,760 and $3,506 of shipping and handling fees, respectively, were included in revenue.

F-8

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Receivables

The Company sells to customers and arranges third-party financing, as is customary in its industry. Interest is not normally charged on receivables. Management establishes an allowance for doubtful accounts based on its historic loss experience and current economic conditions. Losses are charged to the allowance when management deems further collection efforts will not produce additional recoveries.

Inventories

Vehicle and parts inventories are recorded at the lower of cost or net realizable value, with cost determined by the last-in, first-out (“LIFO”) method. Cost includes purchase costs, reconditioning costs, dealer-installed accessories, and freight. For vehicles accepted in trades, the cost is the fair value of such used vehicles at the time of the trade-in. Retail parts, accessories, and other inventories primarily consist of retail travel and leisure specialty merchandise. The current replacement costs of LIFO inventories exceeded their recorded values by $11,930 and $8,158 at December 31, 2017 and 2016, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense in the period incurred. Betterments and additions are capitalized. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Useful lives range from 15 to 20 years for buildings and improvements and from 2 to 7 years for vehicles and equipment. Leasehold improvements are amortized using the straight-line method over the lesser of the useful life of the asset or the term of the lease.

Goodwill and Intangibles

The Company’s goodwill, trademarks and tradenames are deemed to have indefinite lives, and accordingly are not amortized, but are evaluated at least annually for impairment and more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units which includes estimating future cash flows, determining appropriate discount rates, consideration of the Company’s aggregate fair value, and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

F-9

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Intangibles, continued

When testing goodwill for impairment, the Company may assess qualitative factors for some or all of our reporting units to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, including goodwill. Alternatively, the Company may bypass this qualitative assessment for some or all of our reporting units and perform a detailed quantitative test of impairment (step 1). If the Company performs the detailed quantitative impairment test and the carrying amount of the reporting unit exceeds its fair value, the Company would perform an analysis (step 2) to measure such impairment. At December 31, 2017 and 2016, the Company performed a qualitative assessment to identify and evaluate events and circumstances to conclude whether it is more likely than not that the fair value of the Company’s reporting units is less than their carrying amounts. Based on the Company’s qualitative assessments, the Company concluded that a positive assertion can be made that it is more likely than not that the fair value of the reporting units exceeded their carrying values and no impairments were identified at December 31, 2017 and 2016.

Other intangible assets include manufacturer relationships and customer database. Manufacturer relationships are being amortized using the straight-line method over 13 to 18 years. The customer database is fully amortized, and had a net carrying value of $0 at December 31, 2017 and 2016.

Vendor Allowances

As a component of the Company’s consolidated procurement program, the Company frequently enters into contracts with vendors that provide for payments of rebates. These vendor payments are reflected in the carrying value of the inventory when earned or as progress is made toward earning the rebates and as a component of cost of sales as the inventory is sold. Certain of these vendor contracts provide for rebates that are contingent upon the Company meeting specified performance measures such as a cumulative level of purchases over a specified period of time. Such contingent rebates are given accounting recognition at the point at which achievement of the specified performance measures is deemed to be probable and reasonably estimable.

Financing Costs

Debt financing costs are recorded as debt discount and are amortized over the term of the related debt. Amortization of debt discount included in interest expense was $371 and $240 for the years ended December 31, 2017 and 2016, respectively.

Impairment of Long-Lived Assets

The Company evaluates the carrying value of long-lived assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to, (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized for the amount by which the carrying value of the asset exceeds its fair value.

F-10

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets, continued

The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. Management believes no material impairment of long-lived assets existed at December 31, 2017 and 2016.

Fair Value of Financial Instruments

The carrying amounts of cash, receivables and accounts payable approximate fair value as of December 31, 2017 and 2016 because of the relatively short maturities of these instruments. The carrying amount of the Company’s bank debt approximates fair value as of December 31, 2017 and 2016 because the debt bears interest at a rate that approximates the current market rate at which the Company could borrow funds with similar maturities.

Advertising Costs

Advertising and promotion costs are charged to operations in the year incurred and totaled approximately $11,027 and $10,611 for the years ended December 31, 2017, and 2016, respectively.

Income Taxes

The Company accounts for income taxes under Accounting Standards Codification (“ASC”) 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

F-11

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes, continued

Tax benefits claimed or expected to be claimed on a tax return are recorded in the Company’s financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on the Company’s financial condition, results of operations or cash flows. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest and penalties as income tax (benefit) expense in the consolidated statements of income.

Vendor Concentrations

The Company purchases its new recreational vehicles and replacement parts from various manufacturers. During the year ended December 31, 2017, four major vendors accounted for 28.9%, 27.0%, 21.3% and 15.0% of purchases. During the year ended December 31, 2016, five major vendors accounted for 31.9%, 25.3%, 15.5%, 15.3% and 10.4% of total purchases.

The Company is subject to dealer agreements with each manufacturer. The manufacturer is entitled to terminate the dealer agreement if the Company is in material breach of the agreement terms.

Geographic Concentrations

During the years ended December 31, 2017 and 2016, approximately 77% and 79%, respectively, of revenues were to customers of the Company’s Florida location. During the years ended December 31, 2017 and 2016, approximately 15% and 14%, respectively, of revenues were to customers of the Company’s Colorado location. These geographic concentrations increase the Company’s exposure to adverse developments related to competition, as well as economic, demographic and other changes in these regions.

Leases

For operating leases, rent is recognized on a straight-line basis over the expected lease term, including cancellable option periods where we are reasonably assured to exercise the options. Differences between amounts paid and amounts expensed are recorded as deferred rent. Capital leases are recorded as an asset and an obligation at an amount equal to the present value of the minimum lease payments during the lease term. Sale-leasebacks are transactions through which assets are sold at fair value and subsequently leased back from the seller. Failed sale-leaseback transactions result in retention of the “sold” assets within property and equipment, with a financing lease obligation equal to the amount of proceeds received recorded as a financing liability, on the accompanying consolidated balance sheets.

F-12

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Compensated Absences

The Company recognizes liabilities for compensated absences dependent on whether the obligation is attributable to employee services already rendered, related to rights that vest or accumulate, and for which payment is probable and estimable. As of December 31, 2017 and 2016, the Company’s liability for paid time off earned by permanent employees, but not taken, was approximately $1,244 and $1,180, respectively.

Subsequent Events

Management of the Company has analyzed the activities and transactions subsequent to December 31, 2017 through the date these consolidated financial statements were issued to determine the need for any adjustments to or disclosures within the financial statements. Except as disclosed in Note 15, the Company did not identify any recognized or non-recognized subsequent events that would require disclosure in the consolidated financial statements.

Recently Issued Accounting Standards

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. As the Company is a non-public entity, ASU 2015-11 was effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). The FASB issued ASU 2015-17 as part of its ongoing Simplification Initiative, with the objective of reducing complexity in accounting standards. The amendments in ASU 2015-17 require entities that present a classified balance sheet to classify all deferred tax liabilities and assets as a noncurrent amount. This guidance does not change the offsetting requirements for deferred tax liabilities and assets, which results in the presentation of one amount on the balance sheet. Additionally, the amendments in ASU 2015-17 align the deferred income tax presentation with the requirements in International Accounting Standards (IAS) 1, Presentation of Financial Statements. As the Company is a non-public entity, the amendments in ASU 2015-17 were effective for the Company’s financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

F-13

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Standards, continued

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating ASU 2016-02 and its impact on its consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations”, in April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing” and in May 9, 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue from Contracts with Customers which is not yet effective. These new standards provide for a single, principles-based model for revenue recognition that replaces the existing revenue recognition guidance. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact that adoption of this guidance will have on its consolidated financial statements and disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The amendment addresses several aspects of the accounting for share-based payment award transactions, including: allowing the accounting policy election to record forfeitures as they occur for employee share-based payments; income tax consequences; classification of awards as either equity or liabilities; and classification on the statement of cash flows. As the Company is a non-public entity, this standard was effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. The Company adopted this guidance on January 1, 2017. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). The amendment addresses several specific cash flow issues with the objective of reducing the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the adoption of this ASU to materially impact its consolidated financial statements or results of operations.

F-14

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Standards, continued

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, a consensus of the FASB Emerging Issues Task Force (“ASU 2016-18”). The amendments require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this ASU do not provide a definition of restricted cash or restricted cash equivalents. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company does not expect the adoption of this ASU to materially impact its consolidated financial statements or results of operations.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805) – Clarifying the Definition of a Business (“ASU 2017-01”). This ASU clarifies the definition of a business to exclude gross assets acquired (or disposed of) that have substantially all of their fair value concentrated in a single identifiable asset or group of similar identifiable assets. The ASU also updates the definition of the term “output” to be consistent with ASC Topic No. 606. As the Company is a non-public entity, the ASU is effective for annual reporting periods beginning after December 15, 2018 and interim periods within those annual periods. Early adoption is permitted and the Company adopted ASU 2017-01 as of January 1, 2017. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 from the goodwill impairment test. Under the amendments in ASU 2017-04, an entity should recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements and disclosures.

In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718): (“ASU 2017-09”). ASU 2017-09 provides clarity on the accounting for modifications of stock-based awards. ASU 2017-09 requires adoption on a prospective basis in the annual and interim periods for our fiscal year ending December 31, 2019 for share-based payment awards modified on or after the adoption date. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements.

F-15

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Standards, continued

In September 2017, the FASB issued ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). This Accounting Standards Update adds Securities and Exchange Commission (“SEC”) paragraphs pursuant to the SEC Staff Announcement at the July 20, 2017 Emerging Issues Task Force (EITF) meeting. The July announcement addresses Transition Related to Accounting Standards Updates No. 2014-09, Revenue from Contracts with Customers (Topic 606), and No. 2016-02, Leases (Topic 842). This Update also supersedes SEC paragraphs pursuant to the rescission of SEC Staff Announcement, “Accounting for Management Fees Based on a Formula,” effective upon the initial adoption of Topic 606, Revenue from Contracts with Customers, and SEC Staff Announcement, “Lessor Consideration of Third-Party Value Guarantees,” effective upon the initial adoption of Topic 842, Leases. The amendments in this Update also rescind three SEC Observer Comments effective upon the initial adoption of Topic 842. One SEC Staff Observer comment is being moved to Topic 842. As the Company is a non-public entity, this standard is required to be implemented effective January 1, 2019. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements and disclosures.

In November 2017, the FASB issued ASU 2017-14, Income Statement—Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606), which amends certain aspects of the new revenue recognition standard. As the Company is a non-public entity, this standard will be effective for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements and disclosures.

As a result of the Mergers described in Note 3 below, on March 15, 2018, the Company became a wholly owned subsidiary of Lazydays Holdings Inc., a public entity. Lazydays Holdings, Inc. qualifies as an emerging growth company pursuant to the provision of the Jumpstart Our Business Startups (“JOBS”) Act. Section 107 of the JOBS Act provides that an emerging growth company can delay the adoption of certain new accounting standards until those standards would otherwise apply to private companies. Lazydays Holdings, Inc. has elected to take advantage of the extended transition period provided by the JOBS Act for complying with new or revised accounting standards. As a result, the change in the Company from a non-public to a public entity will not result in any change to the ASU effective dates outlined above.

NOTE 3 – MERGER AGREEMENT

On October 27, 2017, the Company entered into a Merger Agreement (the “Merger Agreement”) by and among Andina Acquisition Corp. II, a Cayman Islands exempted company (“Andina”), Andina II Holdco Corp., a Delaware corporation and wholly owned subsidiary of Andina (“Holdco”) and Andina II Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub”).

The Merger Agreement provides for a business combination transaction by means of (i) the merger of Andina with and into Holdco, with Holdco surviving and becoming a new public company (the “Redomestication Merger”) and (ii) the merger of the Company with and into Merger Sub with the Company surviving and becoming a direct wholly owned subsidiary of Holdco (the “Transaction Merger” and together with the Redomestication Merger, the “Mergers”). As a result of the Mergers, the Company’s stockholders and the shareholders of Andina will become stockholders of Holdco.

F-16

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 3 – MERGER AGREEMENT (continued)

Under the Merger Agreement, upon consummation of the Redomestication Merger, (i) each ordinary share of Andina will be exchanged for one share of common stock of Holdco (” Holdco Shares “), except that holders of ordinary shares of Andina sold in its initial public offering (“public shares”) shall be entitled to elect instead to receive a pro rata portion of Andina’s trust account, as provided in Andina’s charter documents, (ii) each Andina right will entitle the holder to receive one-seventh of a Holdco Share and (iii) each Andina warrant will entitle the holder to purchase one-half of one Holdco Share at a price of $11.50 per whole share. Upon consummation of the Transaction Merger, the Company’s stockholders (the “Stockholders”) will receive their pro rata portion of: (i) 2,857,143 Holdco Shares; and (ii) $85,000 in cash, subject to adjustments based on the Company’s working capital and debt as of closing and also subject to any such Holdco Shares and cash that are issued and paid to the Company’s option holders and participants under the Transaction Incentive Plan.

The Mergers were consummated on March 15, 2018 upon shareholder approval and the fulfillment of certain other conditions as described in the Merger Agreement. Holdco is a new public entity and has changed its name to “Lazydays Holdings, Inc”. The Company completed its initial working capital computation, and as a result, $86,741 in cash was paid to the former owners of Lazydays.

NOTE 4 – RECEIVABLES, NET

Receivables consist of the following:

	As of December 31
	2017	2016
Contracts in transit and vehicle receivables	$15,528	$9,350
Manufacturer receivables	3,555	3,900
Finance and other receivables	1,841	1,141
	20,924	14,391

Less: Allowance for doubtful accounts	(1,013)	(705)

	$19,911	$13,686

Contracts in transit represent receivables from financial institutions for the portion of the vehicle sales price financed by the Company’s customers through financing sources arranged by the Company. Manufacturer receivables are due from the manufacturers for incentives, rebates and other programs. These incentives and rebates are treated as a reduction of cost of revenues.

F-17

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 5 – INVENTORIES

Inventories consist of the following:

	As of December 31
	2017	2016
New recreational vehicles	$89,668	$91,152
Pre-owned recreational vehicles	31,378	36,642
Parts, accessories and other	5,054	4,431
	126,100	132,225

Less: Excess of current cost over LIFO	(11,930)	(8,158)

	$114,170	$124,067

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	As of December 31
	2017	2016
Land	$10,366	$10,366
Building and improvements including leasehold improvements	41,890	41,213
Furniture and equipment	14,753	13,565
Company vehicles and rental units	3,612	3,980
Construction in progress	396	268
	71,017	69,392

Less: Accumulated depreciation and amortization	(25,348)	(20,944)

	$45,669	$48,448

For the years ended December 31, 2017 and 2016, depreciation and amortization expense amounted to $5,286 and $4,510 respectively.

F-18

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 7 – INTANGIBLE ASSETS

Intangible assets and the related accumulated amortization are summarized as follows:

	As of December 31,
	2017			2016
	Gross Carrying Amount	Accumulated Amortization	Net Asset Value	Gross Carrying Amount	Accumulated Amortization	Net Asset Value
Amortizable intangible assets:
Manufacturer relationships	$11,100	$3,238	$7,862	$11,100	$2,494	$8,606
Customer database	1,300	1,300	-	1,300	1,300	-
	12,400	4,538	7,862	12,400	3,794	8,606
Non-amortizable intangible assets:
Trade names and trademarks	18,000	-	18,000	18,000	-	18,000
	$30,400	$4,538	$25,862	$30,400	$3,794	$26,606

Amortization expense for the years ended December 31, 2017 and 2016 was $744 and $746, respectively. The weighted average remaining amortization period for manufacturer relationships was 10.6 years as of December 31, 2017.

Estimated future amortization expense is as follows:

Years ending December 31,
2018	$746
2019	746
2020	746
2021	746
2022	746
Thereafter	4,132
$7,862

NOTE 8 – FAILED SALE-LEASEBACK ARRANGEMENT

On December 23, 2015, the Company sold certain land, building and improvements for $56,000 and is leasing back the property from the purchaser over a non-cancellable period of 20 years. The lease contains renewal options at lease termination, with three options to renew for 10 additional years each and contains a right of first offer in the event the property owner intends to sell any portion or all of the property to a third party. These rights and obligations constitute continuing involvement, which results in failed sale-leaseback (financing) accounting. The financing liability has an implied interest rate of 7.4%. The Company incurred financing costs of $1,025 in connection with this transaction.

F-19

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 8 – FAILED SALE-LEASEBACK ARRANGEMENT (continued)

The financing liability, net of debt discount, is summarized as follows:

	As of December 31,
	2017	2016
Financing liability	$55,158	$55,599
Debt discount	(883)	(951)
Financing liability, net of debt discount	54,275	54,648
Less: current portion	595	465
Financing liability, non-current portion	$53,680	$54,183

The future minimum payments required by the arrangement are as follows:

			Total
Years ending December 31,	Principal	Interest	Payment
2018	$595	$4,065	$4,660
2019	737	4,017	4,754
2020	892	3,956	4,848
2021	1,061	3,885	4,946
2022	1,245	3,800	5,045
Thereafter	42,315	33,235	75,550
	$46,845	$52,958	$99,803

At the conclusion of the 20-year lease period, the financing liability residual will be $8,313, which will correspond to the carrying value of the land. Payments totaling $4,570 were made to the lessor during 2017 of which $4,104 represented payment of interest and $465 reduced the Company’s financing obligation. Payments totaling $4,106 were made to the lessor and interest incurred on the financing liability was $4,131 during 2016, resulting in $25 of accrued interest, which was included on the balance sheet in accounts payable, accrued expenses and other current liabilities during 2016. The Company recorded $68 and $69 of interest expense on the failed sale-leaseback financing related to the amortization of the debt discount during 2017 and 2016, respectively.

F-20

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 9 – ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accounts payable, accrued expenses and other current liabilities consist of the following:

	As of December 31,
	2017	2016
Accounts payable	$12,394	$12,013
Other accrued expenses	2,893	2,756
Customer deposits	3,999	3,446
Accrued compensation	3,211	2,801
Accrued charge-backs	2,373	1,790
Accrued interest	311	231
Total	$25,181	$23,037

NOTE 10 – DEBT

Floor Plan Notes Payable

On February 27, 2017, the Company and Bank of America amended the Floor Plan Notes Payable asset-based borrowing facility to (a) increase the aggregate availability from $120 million to $140 million; (b) modify certain financial covenants; (c) decrease the interest rate applicable to the facility over time until it reaches LIBOR plus 2.25% for the period from November 1, 2017 until the maturity date (November 18, 2018) of the facility; and (d) amend or modify other terms and conditions.

The entire facility may be used to finance new vehicle inventory but only up to $40.0 million may be used to finance pre-owned vehicle inventory, of which a maximum of $5.0 million may be used to finance rental units. Borrowings outstanding under this facility totaled $105,207 and $95,999 at December 31, 2017 and 2016, respectively. For the years ended December 31, 2017 and 2016, respectively, interest was based on LIBOR plus rates ranging between 2.25% and 3.25% (3.63% and 4.03% at December 31, 2017 and 2016, respectively). Principal is due upon the sale of the respective vehicle. Interest expense on the floor plan notes payable was approximately $3,739 and $2,270 for the years ended December 31, 2017 and 2016, respectively.

During the years ended December 31, 2017 and 2016, respectively, the Company incurred financing costs of $139 and $260, respectively, in connection with amendments of the floor plan financing agreement, which have been recorded as debt discount.

Floor plan notes payable consist of the following:

	As of December 31,
	2017	2016
Floor plan notes payable, gross	$105,207	$95,999
Debt discount	(231)	(317)
Floor plan notes payable, net of debt discount	$104,976	$95,682

F-21

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 10 – DEBT (continued)

Revolving Line of Credit

On November 18, 2015, the Company entered into a credit agreement with Bank of America for an aggregate commitment amount of $20,000, which includes two facilities (the “BOA Credit Agreement”). One of the two facilities under the BOA Credit Agreement is a $7,000 revolving line of credit (“Revolver”) which matures on November 18, 2020. The Revolver bears interest at LIBOR plus 3.5% per annum and has no minimum payment requirements. The principal balance on the Revolver was $0 and $3,000 and the availability on the Revolver was $7,000 and $4,000 at December 31, 2017 and 2016, respectively. Interest expense on the BOA Revolver was $78 and $159 for the years ended December 31, 2017 and 2016, respectively.

Long-Term Debt

The second of two facilities under the BOA Credit Agreement is a $13,000 term note payable (“Term Loan”) which is collateralized by accounts receivable, inventory and equipment and matures on November 18, 2020 with a balloon payment due of $3,867. The Term Loan bears interest at LIBOR plus 3.50% (4.84% and 4.73% at December 31, 2017 and 2016, respectively) per annum and requires monthly payments equal to $155 of principal, plus interest. The principal balance on the Term Loan was $9,130 and $10,988 at December 31, 2017 and 2016, respectively. Interest expense on the BOA Term Loan was $491 and $474 for the years ended December 31, 2017 and 2016, respectively.

Long term debt consists of the following:

	As of December 31,
	2017			2016
	Gross Principal Amount	Debt Discount	Total Debt, Net of Debt Discount	Gross Principal Amount	Debt Discount	Total Debt, Net of Debt Discount

Term loan	$9,130	$(65)	$9,065	$10,988	$(143)	$10,845
Capital lease obligation-equipment	12	-	12	12	-	12
Total long-term debt	9,142	(65)	9,077	11,000	(143)	10,857
Less: current portion	1,870	-	1,870	1,871	-	1,871
Long term debt, non-current	$7,272	$(65)	$7,207	$9,129	$(143)	$8,986

The maturities of the long-term debt are as follows:

Years ending December 31,
2018	$1,870
2019	1,859
2020	5,413
$9,142

F-22

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 10 – DEBT (continued)

Other Debt Terms

The Revolver, the Term Loan and the Floor Plan Notes Payable, collectively known as (the “BOA Debt”) are collateralized by substantially all of the Company’s assets, pursuant to the terms of the Amended and Restated Security Agreement between the Company and the lender. The BOA Debt is subject to certain financial and restrictive covenants including current ratio as defined. The Company was in compliance with all covenants at December 31, 2017 and 2016.

As of December 31, 2017, the payment of dividends by the Company (other than from proceeds of revolving loans) was permitted pursuant to the terms of the BOA Debt, so long as at the time of the payment of any such dividend, no event of default existed under the BOA Debt or would result from the payment of such dividend, and so long as any such dividend was permitted under the BOA Debt (including any event of default that would result from failure to comply with the current ratio test under the BOA Debt). As of December 31, 2017, the maximum amount of cash dividends that the Company could make, from legally available funds, to its stockholders was limited to $6,620 (pursuant to a calculation as defined in the BOA Credit Agreement and the floor plan facility).

NOTE 11 – INCOME TAXES

The components of the Company’s income tax expense (benefit) are as follows:

	Years Ended
	December 31,
	2017	2016
Current:
Federal	$5,253	$4,994
State	862	966
	6,115	5,960
Deferred:
Federal	(859)	(1,172)
State	(171)	(277)
	(1,030)	(1,449)
	$5,085	$4,511

F-23

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 11 – INCOME TAXES (continued)

A reconciliation of income taxes calculated using the statutory federal income tax rate (34% in 2017 and 2016) to the Company’s income tax expense for the years ended December 31 is as follows:

	Years Ended
	December 31,
	2017		2016
	Amount	%	Amount	%
Income taxes at statutory rate	$4,540	34.0%	$4,181	34.0%
Non-deductible expense	48	0.4%	38	0.3%
State income taxes, net of federal tax effect	450	3.4%	454	3.7%
Effect of increase in statutory rate for current year	80	0.6%	56	0.5%
Tax rate adjustments	(12)	(0.1)%	-	0.0%
Other credits and changes in estimate	(21)	(0.2)%	(218)	(1.8)%
Income tax expense	$5,085	38.0%	$4,511	36.7%

Deferred tax assets and liabilities were as follows:

	As of December 31,
	2017	2016
Deferred tax assets:
Accounts receivable	$253	$282
Accrued charge-backs	594	660
Other accrued liabilities	424	1,110
Goodwill	274	563
Financing liability	13,574	20,628
Transaction costs	579	-
Stock based compensation	165	62
Other, net	215	386
	16,078	23,691

Deferred tax liabilities:
Prepaid expenses	(202)	(181)
Inventories	(1,531)	(2,042)
Property and equipment	(9,178)	(14,807)
Intangible assets	(5,023)	(7,547)
	(15,934)	(24,577)

Net deferred tax assets/ (liabilities)	$144	$(886)

F-24

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 11 – INCOME TAXES (continued)

No significant increases or decreases in the amounts of unrecognized tax benefits are expected in the next 12 months.

The Company is subject to U.S. federal income tax and income tax in the states of Florida, Arizona and Colorado. The Company is no longer subject to the examination by Federal and state taxing authorities for years prior to 2014. The Company recognizes interest and penalties related to income tax matters in income tax (benefit) expense. Interest and penalties recorded in the Statements of Income for the periods presented were insignificant.

New Tax Legislation

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act tax reform legislation. This legislation makes significant changes to U.S. tax laws including a reduction in the corporate tax rates, changes to net operating loss carryforwards and carrybacks, and a repeal of the corporate alternative minimum tax. The legislation reduced the U.S. corporate tax rate from the current top rate of 35% to 21%. As a result of the enacted law, the Company was required to revalue deferred tax assets and liabilities at the enacted rate. This revaluation resulted in a benefit of $12 to income tax expense.

NOTE 12 - EMPLOYEE BENEFIT PLANS

The Company has a profit sharing plan with 401(k) provisions (the “Plan”). The Plan covers substantially all employees. The Plan allows employee contributions to be made on a salary reduction basis under Section 401(k) of the Internal Revenue Code. Under the 401(k) provisions, the Company makes discretionary matching contributions to employees’ 401(k). The Company made contributions to the Plan in the amount of $481 and $537 for the years ended December 31, 2017 and 2016, respectively.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Employment Agreements and Separation Agreements

Effective October 27, 2016, the Company entered into a separation agreement with a former CEO which entitles him to contractual termination benefits, including all accrued compensation, seven months of post-separation payments, seven months of health insurance continuation and eligibility for certain bonus payments, beginning on his December 1, 2016 termination date. As of December 31, 2017, the Company has paid all post-separation payments to the former CEO.

Effective December 2, 2016, the Company entered into an employment agreement with a new CEO (the “CEO Agreement”) pursuant to which the new CEO will receive an initial base salary of $465 and is eligible for bonus payments upon the attainment of certain performance targets. The CEO Agreement provides for severance benefits such that if the CEO’s employment is terminated by the Company without cause, or by the CEO for Good Reason, as defined, the CEO is entitled to severance salary continuation equal to the annual base salary for twenty-four months following termination (aggregate payments of $930) if the CEO’s employment is terminated before June 30, 2018, or eighteen months following termination (aggregate payments of $697) if the CEO’s employment is terminated on or after June 30, 2018. In addition, upon or following a Change of Control, the termination benefits for this executive officer described above shall be in the form of a lump-sum payment rather than as salary continuation.

F-25

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 13 - COMMITMENTS AND CONTINGENCIES (continued)

Employment Agreements and Separation Agreements, continued

Effective December 20, 2016, the Company entered into an at-will employment agreement with its new Vice President of Operations, which provides for a starting base salary of $265 per annum, and has contractual termination benefits pursuant to which the Vice President of Operations is entitled to severance salary continuation for six months (aggregate payments of $132), if he is terminated without cause.

Effective May 10, 2017, the Company entered into a separation agreement with a former CFO which entitles him to contractual termination benefits, including all accrued compensation, twelve months of post-separation payments, twelve months of health insurance continuation and eligibility for certain bonus payments, beginning on his June 30, 2017 termination date. As of December 31, 2017, the Company accrued $155 for the estimated remaining aggregate liability to the former CFO.

Effective June 6, 2017, the Company entered into an agreement with its new CFO, which provides for a starting base salary of $325 per annum, and has contractual termination benefits pursuant to which the CFO is entitled to severance salary continuation for twelve months (aggregate payments of $325), if she is terminated without cause.

Legal Proceedings

The Company is a party to numerous legal proceedings that arise in the ordinary course of business. The Company has certain insurance coverage and rights of indemnification. The Company does not believe that the ultimate resolution of these matters will have a material adverse effect on the Company’s business, results of operations, financial condition, or cash flows. However, the results of these matters cannot be predicted with certainty and an unfavorable resolution of one or more of these matters could have a material adverse effect on the Company’s business, results of operations, financial condition, and/or cash flows.

Operating Leases

The Company leases various land, office and dealership equipment under non-cancellable operating leases. These leases have terms ranging from 36 months to 4 years and expire through 2022. Future minimum payments under operating leases are as follows:

Year Ending December 31,
2018	$2,509
2019	2,215
2020	1,741
2021	1,482
2022	15
Total	$7,962

Rent expense on operating leases for the years ended December 31, 2017 and 2016 was $3,026 and $2,953, respectively.

F-26

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 13 - COMMITMENTS AND CONTINGENCIES (continued)

Transaction Incentive Plan

On January 30, 2017, the Company’s Board of Directors approved the Company’s Transaction Incentive Plan, which provides incentives to eight directors and employees of the Company upon the consummation of a qualifying sale transaction. The Transaction Incentive Plan expires on October 31, 2020. To the extent the proceeds received in a qualifying sale transaction exceed certain specified thresholds (the “Excess Amount”), participants in the Transaction Incentive Plan who meet the specified service requirements are entitled to a cash and stock award on the closing date of the qualifying sale transaction equal to their awarded percentage of the Excess Amount. The cash and stock awards will be paid from the consideration of the qualifying sale transaction. The Contemplated Mergers (see Note 3 – Merger Agreement) represented a qualifying sale transaction that, if consummated with no purchase price adjustments, would result in the payment to plan participants an aggregate of approximately $1,510 of cash (including amounts held in escrow) and approximately 51,893 shares of Holdco’s common stock with a value of $454 based on an assumed closing price of $8.75 per Holdco share. An additional $250 will be paid in cash and stock upon the release of amounts held in escrow under the Merger Agreement.

NOTE 14 – STOCKHOLDERS’ EQUITY

Authorized Capital

As of December 31, 2017, the Company was authorized to issue 4,500,000 shares of common stock, $0.001 par value, and 150,000 shares of preferred stock, $0.001 par value. The holders of the Company’s common stock are entitled to one vote per share. The preferred stock is designated as follows: 10,000 shares to Senior Preferred Stock; and 140,000 shares undesignated. The holders of Senior Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which the holder’s shares are convertible.

Equity Incentive Plans

The Company’s 2010 Equity Incentive Plan (“2010 Plan”) provided for the issuance of incentive stock options, non-statutory stock options, rights to purchase common stock, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units to employees, directors and consultants of the Company and its affiliates. The Company believes that such awards better align the interests of its employees with those of its shareholders. The common stock that may have been issued pursuant to awards was not to exceed 100,000 shares in the aggregate, provided that, no more than 14,000 shares shall be incentive stock options. The 2010 Plan became effective on October 19, 2010. The 2010 Plan required the exercise price of stock options to be greater than or equal to the fair value of the Company’s common stock on the date of grant.

On January 30, 2017, the Company cancelled its 2010 Plan. See Stock Options, below, for details on the stock options previously granted under the 2010 Plan that were cancelled on January 30, 2017.

F-27

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 14 – STOCKHOLDERS’ EQUITY (continued)

Equity Incentive Plans, continued

On January 30, 2017, the Company’s Board of Directors approved the Company’s 2017 Equity Incentive Plan (“2017 Plan”), which provides for the issuance of incentive stock options, non-statutory stock options, rights to purchase common stock, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units to employees, directors and consultants of the Company and its affiliates. The common stock that may be issued pursuant to awards shall not exceed 333,333 shares in the aggregate, provided that, no more than ten percent (10%) of such shares shall be incentive stock options. The 2017 Plan shall terminate on January 30, 2027. The 2017 Plan requires the exercise price of stock options to be greater than or equal to the fair value of the Company’s common stock on the date of grant. As of the date these consolidated financial statements were issued, there were 50,000 shares available for future issuance under the 2017 Plan.

Senior Preferred Stock

At any time, the Company, at its option and with prior notice provided, may redeem outstanding shares of Senior Preferred Stock for an amount equal to 102% of the then liquidation value as of the applicable redemption date, which is defined as an amount equal to $1,000 per share of Senior Preferred Stock plus all accumulated and unpaid dividends. The redemption price shall be paid in cash. The holders of Senior Preferred Stock have the right, at their option at any time, to convert such shares into shares of common stock at the Conversion Price, which is computed by dividing an amount in cash equal to $1,000 per share of Senior Preferred Stock by the then Conversion Price (initially $4.285715 per share of common stock). The Conversion Price may be reduced on a weighted average basis in the event of any sales of common stock for a price less than the Conversion Price. Each share of Senior Preferred Stock shall automatically be converted into common stock upon the sale of common stock by the Company in an underwritten public offering that results in gross cash proceeds to the Company of at least $50,000. The holders of Senior Preferred Stock are entitled to vote together with the shares of common stock on an as-converted basis. So long as any shares of Senior Preferred Stock remain outstanding, the Company shall not, without the written consent of the requisite holders of Senior Preferred Stock, perform certain actions such as issuing shares of the Company, amend the Certificate of Designation or approve the merger of the Company, as specified in the Certificate of Designation. The holders of Senior Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of 8% of the liquidation value, which is defined as an amount equal to $1,000 per share of Senior Preferred Stock plus all accumulated and unpaid dividends. Such dividends are compounded quarterly and, to the extent declared, are payable in cash by the Company on a quarterly basis. If undeclared, dividends continue to accumulate. At liquidation, after payment of debts and liabilities, the holders of Senior Preferred Stock shall be entitled to receive an amount in cash equal to $1,000 per share of Senior Preferred Stock plus all unpaid dividends, whether or not declared, before any distribution is made to holders of shares of any junior securities.

The Senior Preferred Stock was redeemable at the Company’s option and an analysis of its features determined that it was more akin to equity and, therefore, it was classified within stockholders’ equity on the consolidated balance sheets. While the embedded conversion option (“ECO”) was subject to an anti-dilution price adjustment, since the ECO was clearly and closely related to the equity host, it was not required to be bifurcated and was not accounted for as a derivative liability under ASC 815.

F-28

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 14 – STOCKHOLDERS’ EQUITY (continued)

Senior Preferred Stock, continued

In December 2009, the Company issued 10,000 shares of Senior Preferred Stock to certain investors for consideration of $1,000 per share or $10,000 in the aggregate. On March 2, 2017, the Company issued a Notice of Redemption to the holders of all of the then designated, issued and outstanding shares of Senior Preferred Stock, after which the holders surrendered all 10,000 shares of Senior Preferred Stock for conversion into 2,333,331 shares of common stock. As of December 31, 2017 and 2016, there were 0 and 10,000 shares of Senior Preferred Stock outstanding, respectively.

Dividends

The Company declared dividends totaling $54,498 in 2015. The first distribution, in an aggregate amount of $10,000, was made on December 22, 2015 in the form of a cash dividend to the stockholders of record on December 17, 2015. This dividend was allocated first to payment of accumulated and current cumulative dividends in the aggregate amount of $6,085 on Senior Preferred Stock for all periods ending on and before December 21, 2015, and then to payment of a cash dividend in the aggregate amount of $3,915 to the holders of common stock and the holders of Senior Preferred Stock on an as-if converted basis.

The second distribution, in an aggregate amount of $44,498, was made on January 5, 2016 in the form of cash dividends to the stockholders of record on December 24, 2015. This dividend was allocated first to payment of current cumulative dividends in the aggregate amount of $29 on Senior Preferred Stock for the period of December 22, 2015 through January 4, 2016, and then to payment of a cash dividend in the aggregate amount of $44,469 to the holders of common stock and the holders of Senior Preferred Stock on an as-if converted basis.

On April 10, 2017, the Company declared dividends totaling $15,000, which were distributed on April 19, 2017 in the form of a cash dividend to the common stockholders of record on April 10, 2017.

Stock Options

The Company recognized stock-based compensation expense related to stock options for the years ended December 31, 2017 and 2016 of $497 and $13, respectively which is included within operating expenses on the consolidated statements of income. As of December 31, 2017, there was $1,801 of unrecognized stock-based compensation expense that will be recognized over the weighted average remaining vesting period of 3.1 years.

On January 30, 2017, holders of options to purchase an aggregate of 75,561 shares of common stock under the 2010 Plan with exercise prices of both $68.80 and $137.60 per share agreed to cancel their option awards in exchange for new awards under the Company’s Transaction Incentive Plan (see Note 13 – Commitments and Contingencies – Transaction Incentive Plan for details of the Transaction Incentive Plan awards). As a result of the option cancellation, the Company derecognized aggregate compensation expense of $14 related to the cancelled options that were unvested at the time of the cancellation.

F-29

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 14 – STOCKHOLDERS’ EQUITY (continued)

Stock Options, continued

On January 30, 2017, the Company granted ten-year, non-statutory stock options to purchase an aggregate of 216,667 shares of common stock with an aggregate grant date fair value of $1,562 under the 2017 Plan to two Company executives with an exercise price of $26.00 per share. The options vest in equal installments of 25% on each of the next four anniversary dates from the date of grant. Upon a change of control, vesting of all then unvested shares is accelerated. During April 2017, concurrent with the declaration of the stockholder dividend, the exercise prices of the options were reduced to $21.77 per share, resulting in a $269 increase in the fair value of the options. The $1,831 fair value of the options, as modified, is being recognized ratably over the vesting term of the options.

On June 12, 2017, the Company granted a ten-year, non-statutory stock option to purchase an aggregate of 66,666 shares of common stock under the 2017 Plan to a new Company executive with an exercise price of $26.00 per share. The options vest in equal installments of 25% on each of the next four anniversary dates from the date of grant. Upon a change of control, vesting of all then unvested shares is accelerated. The estimated aggregate grant date fair value of $466 is being recognized ratably over the vesting term of the options.

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”). ASC 718 establishes accounting for stock-based awards exchanged for employee services. Under the provisions of ASC 718, stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s common stock options is estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life. The Company calculates the expected volatility using the historical volatility of comparable companies over the most recent period equal to the expected term and evaluates the extent to which available information indicates that future volatility may differ from historical volatility. The expected dividend rate is zero as the Company does not expect to pay or declare any cash dividends on common stock. The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of the grant. The Company has not experienced significant exercise activity on stock options. Due to the lack of historical information, the Company determined the expected term of its stock option awards issued using the simplified method.

The grant date value of options granted during year ended December 31, 2017 was determined using the Black Scholes method with the following assumptions used:

For the Year Ended
December 31, 2017
Risk free interest rate	1.90% - 2.11%
Expected term (years)	6.17 - 6.25
Expected volatility	36%
Expected dividends	0.00%

F-30

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 14 – STOCKHOLDERS’ EQUITY (continued)

Stock Options, continued

A summary of the option activity during the year ended December 31, 2017 is presented below:

				Weighted
		Weighted		Average
		Average		Remaining	Aggregate
	Number of	Exercise		Life	Intrinsic
	Options	Price		In Years	Value
Outstanding, December 31, 2016	75,561	$98.69
Granted	283,333	26.00
Forfeited	(75,561)	98.69
Outstanding, December 31, 2017	283,333	$22.77	(1)	9.2	$-

Exercisable, December 31, 2017	-	$-		-	$-

(1)	In April 2017, options for the purchase of 216,667 common shares were modified such that the exercise price was reduced from $26.00 per share to $21.77 per share (see Note 14), reducing the weighted average exercise price from $26.00 per share to $22.77 per share.

The following table presents information related to stock options at December 31, 2017:

Options Outstanding		Options Exercisable
Weighted
	Outstanding	Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options
$21.77	216,667	-	-
$26.00	66,666	-	-
	283,333	-	-

On March 15, 2018, as a result of the consummation of the Mergers (see Note 3 – Merger Agreement), the existing option-holders were entitled to receive an aggregate of $2,636, of which $1,500 was distributable in cash and $450 was distributable in the form of 51,529 shares of common stock. An additional amount of $686 will be paid to the option-holders in cash and stock upon the release of amounts held in escrow under the Merger Agreement.

F-31

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 15 – SUBSEQUENT EVENTS

M&T Financing Agreement

On March 15, 2018, the Company replaced the BOA Debt (See Note 10) with a $200,000 Senior Secured Credit Facility with M&T Bank (the “M&T Facility”). The M&T Facility includes a $175,000 Floor Plan Facility (the “M&T Floor Plan Line of Credit”), a $20,000 Term Loan (the “M&T Term Loan”), and a $5,000 Revolving Credit Facility (the “M&T Revolver”). The M&T Facility will mature on March 15, 2021. The M&T facility requires the Company to meet certain financial covenants and is secured by substantially all assets of the Company.

The M&T Floor Plan Line of Credit may be used to finance new vehicle inventory, but only $45,000 may be used to finance pre-owned vehicle inventory and only $4,500 may be used to finance rental units. Principal becomes due upon the sale of the respective vehicle. The M&T Floor Plan Line of Credit shall accrue interest at either (a) the fluctuating 30-day LIBOR rate plus an applicable margin which ranges from 2.00% to 2.30% based upon the Company’s total leverage ratio (as defined in the M&T Facility) or (b) the Base Rate plus an applicable margin ranging from 1.00% to 1.30% based upon the Company’s total leverage ratio (as defined in the M&T facility). The Base Rate is defined in the agreement as the highest of M&T’s prime rate, the Federal Funds rate plus 0.50% or one-month LIBOR plus 1.00%. In addition, the Company will be charged for unused commitments at a rate of 0.15%.

The M&T Term Loan will be repaid in equal monthly principal installments of $242 plus accrued interest through the maturity date. At the maturity date, the Company will pay a principal balloon payment of $11,300 plus any accrued interest. The M&T Term Loan shall bear interest at (a) LIBOR plus an applicable margin of 2.25% to 3.0% based on the total leverage ratio (as defined in the agreement) or (b) the Base Rate plus a margin of 1.25%-2.00% based on the total leverage ratio (as defined in the agreement).

The M&T Revolver allows the Company to draw up to $5,000. The M&T Revolver shall bear interest at (a) 30-day LIBOR plus an applicable margin of 2.25% to 3.0% based on the total leverage ratio (as defined in the agreement) or (b) the Base Rate plus a margin of 1.25%-2.00% based on the total leverage ratio (as defined in the agreement). The M&T Revolver is also subject to the unused commitment fees at rates varying from 0.25% to 0.50% based on the total leverage ratio (as defined).

F-32

LAZY DAYS’ R.V. CENTER, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share amounts)

December 31, 2017 and 2016

NOTE 15 – SUBSEQUENT EVENTS, continued

2018 Long-Term Equity Incentive Plan

On March 15, 2018, Holdco adopted the 2018 Long-Term Incentive Equity Plan (the “2018 Plan”). The 2018 Plan reserves up to 13% of the Holdco Shares outstanding on a fully diluted basis. If the fair market value per share of Holdco Share immediately following the closing of the Merger is greater than $8.75 per Holdco Share the number of Holdco Shares authorized for awards under the 2018 Plan shall be increased by a formula (as defined in the 2018 Plan) not to exceed 18% of Holdco Shares then outstanding on a fully diluted basis.

On March 16, 2018, Holdco granted 3,573,113 stock options to employees under the 2018 Plan, including 1,458,414 to the CEO and 583,366 to the CFO. The options have an exercise price of $11.10 and a contractual life of five years. The options shall vest as follows and shall be exercisable only to the extent that it has vested: 30% of the option shall vest once the volume weighted average price (“VWAP”), as defined in the options agreement, is equal to or greater than $13.125 per Holdco Share for at least thirty (30) out of thirty-five (35) consecutive trading days; an additional 30% of the options shall vest once the VWAP is equal to or greater than $17.50 per Holdco Share for at least thirty (30) out of thirty-five (35) consecutive trading days; an additional 30% of the Option shall vest once the VWAP is equal to or greater than $21.875 per Holdco Share for at least thirty (30) out of thirty-five (35) consecutive trading days; and an additional 10% of the Option shall vest once the VWAP is equal to or greater than $35 per Holdco Share for at least thirty (30) out of thirty-five (35) consecutive trading days; provided that the option-holder remains continuously employed by the Company (and/or any of its subsidiaries) from the grant date through (and including) the relevant date of vesting.

On March 16, 2018, Holdco granted options for the purchase of an aggregate of 99,526 Holdco Shares to the non-employee directors of the Company. The options issued to the non-employee directors of the Company have an exercise price of $11.10, vest over 3 years, and have a 5-year contractual life.

F-33